SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of December 23, 2020 to the Credit Agreement referenced below is by and among HURCO COMPANIES, INC., an Indiana corporation (the “Company”), HURCO B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its seat (zetel) in Amsterdam, the Netherlands, with its registered office at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34114350 (the “Netherlands Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the Guarantors party hereto and BANK OF AMERICA, N.A. (the “Lender”).

W I T N E S E T H

WHEREAS, credit facilities have been extended to the Borrowers pursuant to the Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of December 31, 2018 among the Company, the Netherlands Borrower, the Guarantors from time to time party thereto and the Lender; and

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement, and the Lender has agreed to the requested modifications on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

“Applicable Rate” means, for any day, the following rates per annum:

(a)with respect to Eurocurrency Rate Loans and Letter of Credit Fees, 1.25%; and

(b)with respect to Base Rate Loans, 0.00%.

“Maturity Date” means December 31, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(b)The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date” has the meaning specified in Section 3.03(b).

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Lender designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Lender from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any LIBOR Successor Rate, any conforming changes to this Agreement, including changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Lender, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(b).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Lender applicable to such LIBOR Successor Rate:

(A)the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Lender from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Lender; or

(B)the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Lender) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Lender from time to time in its reasonable discretion.

(c)Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.03Inability to Determine Rates.

(a)If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, the Lender determines that (a)  deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) (x) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(b)(i) do not apply, (c) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (d) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurocurrency Rate Loan, the Lender will promptly so notify the Company.  Thereafter, (i) the obligation of the Lender to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected

Eurocurrency Rate Loans or Interest Periods), and (ii) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Lender revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein. Notwithstanding the foregoing, in the case of such pending request, the Lender, in consultation with the Company, may establish an alternative interest rate for funding Loans in the applicable currency and amount, and with the same Interest Period as the Loan requested to be made, converted or continued, as the case may be in which case, such alternative rate of interest shall apply with respect to such Loans.

(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Company notifies the Lender that the Company has determined, that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Lender or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Lender, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv)commercial loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR:

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Lender (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Lender, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)Term SOFR plus the Related Adjustment; and

(y) SOFR plus the Related Adjustment;

and in the case of clause (iv) above, on the fifth Business Day after the Lender provides notice to the Company of the occurrence of the circumstances described in clause (iv) above, LIBOR under this Agreement and under any other Loan Document shall be replaced in accordance with the definition of “LIBOR Successor Rate;

provided that, if the Lender determines that Term SOFR has become available, is administratively feasible for the Lender and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Lender notifies the Borrowers of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Lender will promptly (in one or more notices) notify the Company of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Lender, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0%, the LIBOR Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Lender will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Lender shall provide each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Company reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in Section 3.03(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(c)Notwithstanding anything to the contrary herein, (i) after any such determination by the Lender or receipt by the Lender of any such notice described under Section 3.03(b)(i)-(iii), as applicable, if the Lender determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(b)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Lender determines that none of the LIBOR Successor Rates is available, then in each case, solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, Lender may designate by prior notice to the Company  another alternate benchmark rate to be effective under this Agreement on the fifth Business Day following notice, giving due consideration to any evolving or then existing convention for similar Dollar denominated commercial credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated commercial credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Lender from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such alternative rate and adjustments shall constitute a LIBOR Successor Rate.

(d)If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (b) or (c) of this Section 3.03 and the circumstances under clauses (b)(i) or (b)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Lender will promptly so notify the Company. Thereafter, (x) the obligation of the Lender to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (b) or (c). Upon receipt of such notice, a Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(d)A new Section 7.14 is hereby added to the Credit Agreement to read as follows:

7.14Liquidity.

At all times that the sum of (i) the Total Revolving Outstandings plus (ii) the Dollar Equivalent amount of the aggregate principal amount of all loan or other credit extensions made by the Lender (or its Affiliates) to Subsidiaries of the Company organized under the laws of China or Taiwan (such sum amount, the “Specified Outstanding Amount”) exceeds $25,000,000, the Company will not permit the amount of unrestricted cash-on-hand of the Company and its Subsidiaries to be less than the Specified Outstanding Amount.

3.Conditions Precedent.  This Amendment shall become effective as of the date hereof upon:

(a)receipt by the Lender of this Amendment properly executed by the Loan Parties and the Lender;

(b)receipt by the Lender of a certificate of a Responsible Officer dated the date hereof, certifying as to the Organization Documents of each Loan Party and all necessary action to authorize, including the resolutions of the governing body of each Loan Party, the good standing (to the extent applicable), existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party;

(c)receipt by the Lender of all “know your customer” or Beneficial Ownership information relating to the Company and its Subsidiaries as it shall request; and

(d)payment of the reasonable fees and expenses of counsel to the Lender.

4.Amendment is a “Loan Document”.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5.Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Lender that, on and as of the date hereof, immediately after giving effect to this Amendment, (a) each of the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, if qualified by materiality or material or Material Adverse Effect, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no Default exists.

6.Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

7.No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8.Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

9.Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:HURCO COMPANIES, INC.

By: /s/ Michael Doar

Name: Michael Doar

Title: Chief Executive Officer

HURCO B.V.

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Managing Director and Authorized Representative

GUARANTORS:HURCO INTERNATIONAL HOLDINGS, INC.

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Secretary/Treasurer

MILLTRONICS USA, INC.

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Secretary/Treasurer

MACHINERY SALES CO. LLC

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Manager

HURCO MIDWEST LLC

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Secretary/Treasurer

PROCOBOTS LLC

By: /s/ Sonja K. McClelland

Name: Sonja K. McClelland

Title: Manager

LENDER:BANK OF AMERICA, N.A.,

as Lender

By: /s/ Matthew Doye

Name: Matthew Doye

Title: Senior Vice President